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                                                               EXHIBIT 99.(c)(5)

                         KAPSON SENIOR QUARTERS CORP.


                                                             February 23, 1998

PROMETHEUS SENIOR QUARTERS LLC
PROMETHEUS ACQUISITION CORP.

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Agreement and Plan of Merger (the "Amended and Restated Merger Agreement") of even date herewith, among Prometheus Senior Quarters LLC (the "Parent"), Prometheus Acquisition Corp. (the "Merging Corporation"), and Kapson Senior Quarters Corp. (the "Company"), pursuant to which Investor shall acquire Company pursuant to a tender offer of all of the outstanding shares of the Company and the Merging Corporation shall merge with and into the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Amended and Restated Merger Agreement.

The Kapson Licensed Home Care Services Agency ("KLHCSA") provides services to several of the New York facilities and is seeking to expand its license to additional counties in order to provide services to additional New York facilities. KLHCSA's license, which is granted by the New York Department of Health ("NYDOH"), is held in the name of the Kapson Group, a partnership comprised of Wayne, Evan and Glenn Kaplan (the "Kaplans") jointly. The Kaplans agree to use their reasonable best efforts to obtain regulatory approval for and to arrange for the transfer of responsibility for the operation of KLHCSA to the Company promptly after the Effective Time. Review of such transfer application by NYDOH may take a considerable period of time. The Kaplans shall cause KLHCSA to maintain its existing business arrangements with the Company or any of its subsidiaries until the ownership of KLHCSA is transferred to the Company.

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Please confirm that this letter correctly sets forth our agreement by signing a counterpart copy where designated below.

Very truly yours,

KAPSON SENIOR QUARTERS CORP.


By: /s/ Glenn Kaplan
    ---------------------------
Title: Chairman and Chief Executive Officer

GLENN KAPLAN

/s/ Glenn Kaplan
--------------------------------


WAYNE L. KAPLAN

/s/ Wayne L. Kaplan
--------------------------------


EVAN A. KAPLAN

/s/ Evan A. Kaplan
---------------------------------

AGREED:

PROMETHEUS SENIOR QUARTERS LLC

By:      LF STRATEGIC REALTY
         INVESTORS II L.P., its Sole Member

By:      LAZARD FRERES REAL ESTATE          PROMETHEUS ACQUISITION CORP.
         INVESTORS L.L.C.,
         its General Partner


By:      /s/ Robert P. Freeman              By:   /s/ Robert P. Freeman
         ------------------------                 --------------------------
         Robert P. Freeman                        Robert P. Freeman
         Principal                                President